UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Effective January 26, 2017, the Compensation Committee of the Board of Directors of Olin Corporation (Olin) adopted an updated Olin Corporation Performance Share Program that (i) eliminated Senior Performance Shares, and (ii) replaced the metric for vesting of Performance Shares from a three-year relative return on capital to two metrics (each weighted 50%) - three-year relative total shareholder return and three-year average net income (compared to target net income for the same period). A copy of the updated Performance Share Program as adopted is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Exhibit
	99.1	Olin Corporation Performance Share Program adopted January 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: January 31, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Olin Corporation Performance Share Program adopted January 26, 2017.